                     ARTICLES OF AMENDMENT OF
         AMENDED CHARTER AND ARTICLES OF INCORPORATION OF
                    FIRST MUTUAL SAVINGS BANK


     ARTICLES OF AMENDMENT of the Amended Charter and Articles of
Incorporation of First Mutual Savings Bank (the "Bank") are herein executed by said Bank, pursuant to the provisions of RCW 23B.10.060, as follows:

     FIRST:    The name of this corporation is First Mutual Savings Bank.

     SECOND:   The text of the amendments is that there is added to the Amended
Charter and Articles of Incorporation of First Mutual Savings Bank new Articles XIV and XV as follows:

                           ARTICLE XIV

          A director of the Bank shall not be personally liable to the Bank or its shareholders for monetary damages for conduct as a director, except for:

          (a) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

          (b)  Conduct violating RCW 23B.08.310; or

          (c) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

          If either the Washington Business Corporation Act (RCW 23B) or the Washington statutes applicable to savings banks (RCW 32) is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Bank shall be eliminated or limited to the fullest extent permitted by either such title, as so amended. Any repeal or modification of the foregoing paragraph by the Bank or its shareholders shall not adversely affect any right or protection of a director of the Bank with respect to any acts or omissions of such director occurring prior to such repeal or modification. This Article XIV does not limit the liability of a director for any act or omission occurring prior to the date when this Article XIV initially becomes effective.

                           ARTICLE XV

          The Bank shall indemnify its directors and officers to the fullest extent permitted by the Washington Business Corporation Act (RCW 23B) or the Washington statutes pertaining to savings banks (RCW 32) now or hereafter in force. However, such indemnity shall not apply on account of:

          (a) Acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law;

          (b) Conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310; or

          (c) Any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director was not legally entitled. The Bank shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or any separate directors resolution or contract.

           This Article is not a limitation upon the indemnity provisions in the Bank's Bylaws.

           The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time, such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include, but not be limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

           No amendment or repeal of this Article shall apply to, or have any effect on, any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

     THIRD:    These amendments do not provide for an exchange,
reclassification or cancellation of issued shares.

     FOURTH:   These amendments were adopted April 28, 1994.

     FIFTH:    These amendments were duly approved by the shareholders in accordance with RCW 23B.10.030 and 23B.10.040, and the Washington statutes pertaining to savings banks.

     DATED this 20th day of May, 1994.

                             FIRST MUTUAL SAVINGS BANK



                             By: /s/ John R. Valaas
                                ---------------------
                                John R. Valaas, President

                             AMENDED CHARTER
                                   AND
                        ARTICLES OF INCORPORATION
                                   OF
                        FIRST MUTUAL SAVINGS BANK

                       ---------------------------


     Pursuant to the provisions of Section 32.32.485 of the Revised Code of Washington, the following shall constitute the amended charter and articles of incorporation of First Mutual Savings Bank.

     ARTICLE I.    The name of the corporation shall be First Mutual Savings
Bank.

     ARTICLE II. The principal office of the corporation shall be located in the City of Bellevue, County of King, State of Washington.

     ARTICLE III. The nature of the business and the objects and purposes to be transacted, promoted or carried on by the corporation are to engage in any lawful act of business for which savings banks may be organized under the laws of the State of Washington as now in existence or as such laws may hereafter be amended.

     ARTICLE IV. The total number of shares of all classes of capital stock which the corporation has authority to issue is 20,000,000, of which 10,000,000 shall be common stock, par value $1.00 per share, and 10,000,000 shall be serial preferred stock, par value $1.00 per share. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. Upon authorization by the board of directors, the corporation may issue its own shares in exchange for or in conversion of its outstanding shares or distribute its own shares, pro rata to its shareholders or the shareholders of one or more classes or series, to effectuate stock dividends or splits, and any such transaction shall not require consideration. Nothing contained herein shall entitle the holders of any class or series of capital stock to vote as a separate class or series. A description of the different classes and series of the corporation's capital stock is as follows:

          COMMON STOCK. Except as provided herein, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, and there shall be no right to cumulate votes for the election of directors or for any other purpose.

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the board of directors.

          Subject to Article VII of these Articles, in the event of any liquidation, dissolution or winding up of the corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up, of the full preferential amounts of which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the corporation to receive the remaining assets of the corporation available for distribution, in cash or in kind.

          Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

          SERIAL PREFERRED STOCK. The board of directors of the corporation is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

     (f) Whether the shares or such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange.

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all other shares of the same series.

     ARTICLE VI. Holders of the capital stock of the corporation shall not be entitled to preemptive rights with respect to any shares of the corporation which may be issued.

     ARTICLE VII. Pursuant to the laws of the State of Washington, the corporation shall establish and maintain a liquidation account for the benefit of its savings account holders as of March 31, 1985 ("eligible savers"). In the event of a complete liquidation of the corporation it shall comply with such laws with respect to the amount and the priorities on liquidation of each eligible saver's inchoate interests in the liquidation account to the extent it is still in existence; provided, however, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the corporation's stockholders.

     ARTICLE VIII. One third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     ARTICLE IX. The persons who shall serve as the initial board of directors of the corporation until the first annual meeting of stockholders, at which time they may stand for reelection, are as follows:

     NAME                          ADDRESS
     ----                          -------

Bruce F. Baker                     14301 N.E. 2nd Place
                                   Bellevue, Washington  98007
                                   P.O. Box 1647
                                   Bellevue, Washington  98009

Janine Fortin Barker               14445 S.E. 55th
                                   Bellevue, Washington  98006
                                   P.O. Box 1863
                                   Bellevue, Washington  98009

Elwell C. Case                     1029 37th East
                                   Seattle, Washington  98112

F. Kemper Freeman, Jr.             P.O. Box 1012
                                   Bellevue, Washington  98009
                                   P.O. Box 908
                                   Bellevue, Washington  98009

Victor E. Parker                   8911 Lake Washington Boulevard N.E.
                                   Bellevue, Washington  98004
                                   1700 First Interstate Center
                                   999 3rd Avenue
                                   Seattle, Washington  98104

Richard S. Sprague                 6211 N.E. 138th Place
                                   Kirkland, Washington  98033
                                   Skyline Tower, 15th Floor,
                                   10900 N.E. 4th
                                   Bellevue, Washington  98004

William E. Tremper                 9235 N.E. 37th Place
                                   Bellevue, Washington  98004
                                   300 Elliott Avenue, West
                                   #430
                                   Seattle, Washington  98119

H. Scott Wallace                   11602 W. Sno-Valley Road N.E.
                                   Carnation, Washington  98014

Robert C. Wallace                  4526-153rd Avenue S.E.
                                   Bellevue, Washington  98006
                                   P.O. Box 4184
                                   Bellevue, Washington  98009

Harold J. Woosley        2025 8th Place, N.E.
                         Bellevue, Washington 98004
                         P.O. Box 3325
                         Bellevue, Washington 98009

     ARTICLE X. The registered office of the corporation shall be located at 10430 N.E. 8th, Bellevue, Washington. The initial registered agent of the corporation at such address shall be Bruce F. Baker.

     ARTICLE XI. For a period of three years from the date of filing of these articles of incorporation with the Secretary of State, no person, either directly or through an affiliate thereof, shall be permitted to acquire more than 10% of the outstanding voting stock of the corporation. The terms "person" and "affiliate" shall have the meaning defined in RCW
32.32.435 and RCW 32.32.025, respectively, as now or hereafter in effect.

     ARTICLE XII. No amendment to these articles of incorporation shall be made unless such is first proposed by the board of directors and approved by the stockholders by at least two-thirds of the total votes eligible to be cast at a lawful meeting. All amendments to these articles of incorporation shall be subject to the approval of the Supervisor of Banking, State of Washington.

     ARTICLE XIII. The name and mailing address of the incorporator is as follows:

    Name                 Mailing Address
    ----                 ---------------
Bruce F. Baker           14301 N.E. Second Place
                         Bellevue, Washington 98007

     Executed this 21st day of November, 1985.


/s/  Bruce F. Baker                    /s/  Richard S. Sprague
----------------------------------     ----------------------------------
Bruce F. Baker                         Richard S. Sprague


/s/ Janine Fortin Barker               /s/  William E. Tremper
----------------------------------     ----------------------------------
Janine Fortin Barker                   William E. Tremper


/s/  Elwell C. Case                    /s/  H. Scott Wallace
----------------------------------     ----------------------------------
Elwell C. Case                         H. Scott Wallace


/s/  F. Kemper Freeman, Jr.            /s/  Robert C. Wallace
----------------------------------     ----------------------------------
F. Kemper Freeman, Jr.                 Robert C. Wallace


/s/  Victor E. Parker                  /s/  Harold J. Woosley
----------------------------------     ----------------------------------
Victor E. Parker                       Harold J. Woosley

STATE OF WASHINGTON
COUNTY OF KING

     On this 21st day of November, 1985 before me personally appeared Bruce
F. Baker, Janine Fortin Barker, Elwell C. Case, F. Kemper Freeman, Jr., Victor E. Parker, Richard S. Sprague, William E. Tremper, H. Scott Wallace, Robert C. Wallace, Harold J. Woosley, to be known to be the Trustees of First Mutual Savings Bank described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

     Given under my hand and official seal this 21st day of November, 1985.


                                       /s/  Pamela Susan Drexler
                                       -----------------------------------
                                       Notary Public in and for the State
                                       of Washington, residing at Redmond

                                  CERTIFICATE


     This Certificate, subscribed and acknowledged by the undersigned this 23rd day of December, 1985, each of whom presently serves as trustee of First Mutual Savings Bank (the "Bank") and each of whom shall be directors of the Bank upon its conversion to a stock savings bank pursuant to RCW 32.32, sets forth the following:

     (a) A total of 384,007 shares of the Bank's common stock offered pursuant to its plan of conversion ("Plan") has been subscribed for by eligible account holders and other participants under the Bank's Plan and the Bank has sold the remaining shares in an underwritten public offering, and upon recordation and filing of the articles of incorporation attached hereto, all of the shares of the Bank shall be issued.

     (b) The attached articles of incorporation have been executed by all of the persons who are to be directors of the Bank upon conversion.

     (c) The principal office of the Bank shall continue to be located at 400 108th Avenue, N.E., King County, Bellevue, Washington, and the Bank shall continue to conduct its business in the same manner and in the same locations as it has theretofore conducted its business.

     (d) The name, occupation, residence, and post office address of each of the persons signing this certificate are as follows:

     NAME                   ADDRESS                        OCCUPATION
     ----                   -------                        ----------
Bruce F. Baker            14301 N.E. 2nd Place             President/CEO
                          Bellevue, Washington 98007       First Mutual Bank
                          P.O. Box 1647
                          Bellevue, Washington 98009

Janine Fortin Barker      14445 S.E. 55th                  Vice President
                          Bellevue, Washington 98006       Quality Food
                          P.O. Box 1863                    Centers, Inc.
                          Bellevue, Washington 98009

Elwell C. Case            1029 37th East                   Retired
                          Seattle, Washington 98112

F. Kemper Freeman, Jr.    P.O. Box 1012                    President
                          Bellevue, Washington 98009       Bellevue Square
                          P.O. Box 908                     Managers, Inc.
                          Bellevue, Washington 98009

                              (Continued)


Victor E. Parker          8911 Lake Washington Blvd. N.E.  President
                          Bellevue, Washington 98004       Parker Smith & Feek,
                          1700 First Interstate Center     Inc.
                          999 3rd Avenue
                          Seattle, Washington 98104

Richard S. Sprague        6211 N.E. 138th Place            Senior Partner
                          Kirkland, Washington 98033       (Attorney) Bogle &
                          Skyline Tower, 15th Floor,       Gates
                          10900 N.E. 4th
                          Bellevue, Washington 98004

William E. Tremper        9235 N.E. 37th Place             Partner (CPA)
                          Bellevue, Washington 98004       Tremper, Wolfe & Co.
                          300 Elliott Avenue, West
                          #430
                          Seattle, Washington 98119

H. Scott Wallace          11602 W. Sno-Valley Road N.E.    Dairyman Owner
                          Carnation, Washington 98014

Robert C. Wallace         4526-153rd Avenue S.E.           Managing Partner
                          Bellevue, Washington 98006       Wallace Properties
                          P.O. Box 4184                    Group
                          Bellevue, Washington 98009

Harold J. Woosley         2025 8th Place, N.E.             Owner
                          Bellevue, Washington 98004       Hal Woosley Realty
                          P.O. Box 3325
                          Bellevue, Washington 98009

     (e) The assets, liabilities, guaranty fund, and nondivided profits of the Bank as of December 1, 1985, were as follows:

    Assets..........................  $114,451,700
    Liabilities.....................  $109,130,300
    Guaranty Fund...................  $  1,559,031
    Unallocated Reserves............  $  2,083,474
    Nondivided Profits..............  $  1,678,928


     (f) Each of the undersigned will accept the responsibilities and faithfully discharge the duties of a director of the Bank, as converted, and is free from all the disqualifications specified in the laws applicable to converted mutual savings banks.

     WHEREAS, this Certificate is hereby subscribed and acknowledged by each of the undersigned on the day and year first hereinabove set forth.

/s/ Bruce F. Baker             /s/ Richard S. Sprague
------------------------       ---------------------------
Bruce F. Baker                 Richard S. Sprague


/s/ Janine Fortin Barker       /s/ William E. Tremper
------------------------       ---------------------------
Janine Fortin Barker           William E. Tremper


/s/ Elwell C. Case              /s/ H. Scott Wallace
------------------------       ---------------------------
Elwell C. Case                  H. Scott Wallace


/s/ F. Kemper Freeman, Jr.     /s/ Robert C. Wallace
------------------------       ---------------------------
F. Kemper Freeman, Jr.         Robert C. Wallace


/s/ Victor E. Parker           /s/ Harold J. Woosley
------------------------       ---------------------------
Victor E. Parker               Harold J. Woosley

STATE OF WASHINGTON
COUNTY OF KING

     On this 23rd day of December, 1985, before me personally appeared Bruce
F. Baker, Janine Fortin Barker, Elwell C. Case, F. Kemper Freeman, Jr., Victor E. Parker, Richard S. Sprague, William E. Tremper, H. Scott Wallace, Robert C. Wallace, Harold J. Woosley, to me known to be the Trustees of First Mutual Savings Bank described in and who executed the within and foregoing instrument, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

     Given under my hand and official seal this 23rd day of December, 1985.



                                    /s/ Pamela Susan Drede
                                    --------------------------------------
                                    Notary Public in and for the State
                                    of Washington, residing at Redmond